AMENDMENT TO OPTION AGREEMENT

This AMENDMENT TO OPTION AGREEMENT (this “Amendment”) is made and entered into as of June 4, 2010, by and among Core Values Mining & Exploration Company, a Cayman Islands corporation (“CVME”), Core Values Mining & Exploration Company Sucursal Colombia, a Colombia corporation (“CVMEC”), and Universal Gold Holdings (Cayman), Limited, a Cayman Islands limited company (the “UGH”), and amends and supplements the Option Agreement among CVME, CVMEC and UGH, dated as of April 23, 2010 (the “Option Agreement”).  Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to them in the Option Agreement.

WHEREAS, CVME may be required, pursuant to the Option Agreement, to deliver to UGH certain Interests in the Property;

WHEREAS, UGH has the right to exercise the option by making certain payments of an aggregate of $2,300,000, by June 4, 2010 (collectively, the “Initial Option Payments”); and

WHEREAS, the parties hereto desire that CVME reconfirm the representations and warranties made by it in the Option Agreement without qualification as to knowledge or disclosure to UGH.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby confirmed, the parties hereto agree as follows:

1.           The Option Agreement is hereby amended by adding the following Section 7.5 thereto:

Section 7.5       Bring-Down of CVME Representations and Warranties.

CVME hereby represents and warrants to UGH, without any qualification as to CVME’s knowledge or to any disclosure to UGH, that, as of June 4, 2010, each of the representations and warranties of CVME set forth in Sections 7.1(a) through 7.1(i) of this Option Agreement are true and correct in all respects.

2.           Severability.  If any provision or provisions of this Amendment, or any portion of any provision hereof, shall be deemed invalid or unenforceable pursuant to a final determination of any court of competent jurisdiction or as a result of future legislative action, such determination or action shall be construed so as not to affect the validity or enforceability hereof, and the remaining provisions, and portions thereof, shall be enforceable to the fullest extent permitted by law.

3.           Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows immediately]

IN WITNESS WHEREOF, the parties hereto have entered into this Amendment to Option Agreement as of the day and year first above written.

CORE VALUES MINING & EXPLORATION COMPANY

By:	/s/ Richard C. Moores II
Name: Richard C. Moores II
Title: President

CORE VALUES MINING & EXPLORATION COMPANY SUCURSAL COLOMBIA

By:	/s/ Richard C. Moores II
Name: Richard C. Moores II
Title: President

UNIVERSAL GOLD HOLDINGS (CAYMAN), LIMITED

By:	/s/ David S. Rector
Name: David S. Rector
Title: Director